EXHIBIT 5.1

WILLIAMS LAW GROUP, P.A.
2503 West Gardner Court
Tampa, FL 33611

September 29, 2005

VIA TELEFAX

Abazias, Inc.

Re:	2,750,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Abazias, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,750,000 shares of the Company's common stock in connection with the Consulting Services Agreements entered into by and between the Company and Edwin McGusty and the legal services agreement entered into with MICHAEL T. WILLIAMS, ESQ. (the "Agreements").

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We are familiar with the proceedings to date with respect to the proposed issuance of the shares contemplated by the Registration Statement and have examined such records, documents and questions of law and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.

Based on the foregoing, we are of the opinion that:

•	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

•
Assuming the accuracy of the documents, representations and warranties of the Company, each share that will be newly issued under the terms and provisions of the Agreements, will have legally issued, fully paid and non-assessable when:

•	The Registration Statement, as it may be amended, shall have become effective under the Securities Act;

•	Such shares shall have been duly issued pursuant to the authorization of the Company's Board of Directors or a duly authorized committee thereof, in the manner contemplated by them; and

•
A certificate representing such shares shall have been duly executed, countersigned and registered and duly delivered to the participant thereof against payment of the agreed consideration therefore (not less than the par value thereof) determined in accordance with the terms of the Agreements.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the United States or various states to the sale of the Shares, as contemplated by the Registration Statement. In delivering this opinion letter, we have assumed, as to questions of fact, among other things, the accuracy of representations and the genuineness of documents and signatures given to or reviewed by us.

In connection with this opinion, we note that we have relied upon representations of the Company and Ed McGusty attached hereto and incorporated herein, as to the eligibility of registering the shares on Form S-8. If any of these representations is inaccurate, Form S-8 is not available and the share must be deemed restricted securities which can only be resold under an exemption from registration under federal securities laws.

This opinion letter is limited to the General Corporation Law of the State of Delaware. The opinions expressed herein are solely for your benefit in connection with the Form S-8 Registration Statement of the Company and may not be relied upon in any manner or for any purpose by any other person or entity without the prior written consent of this firm.

We hereby consent to the filing of this opinion letter as an Exhibit to he Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

Sincerely,

/s/ Michael T. Williams, Esq.

Michael T. Williams, Esq.

To:	Williams Law Group, P.A.
Date:	September 29, 2005

In connection with your opinion concerning the issuance of shares to Ed McGusty under the consulting contract attached as Exhibit A under the S-8 registration statement attached as Exhibit B, we hereby represent and warrant the following:

•	The consultant will provide bona fide services to the registrant under the contract;

•	The fair market value of the services the consultant will render will be equal to the fair market value of the shares the consultant is receiving;

•
Services to be rendered by the consultant are not and will not in connection with the offer or sale of securities in a capital-raising transaction, and do not and will not directly or indirectly promote or maintain a market for the registrant's securities; and

•
The consultant will not transfer the shares through sale or otherwise, will sell the shares solely for his own account, and will not directly or indirectly remit any of the proceeds of such sale directly or indirectly to the Company.

I understand you will be relying upon these representations in rendering your opinion in the S-8 filing. I understand these representations will be filed in the registration statement as attachments to your opinion.

I understand if these representations are not true and correct, the shares are not S-8 eligible and will be restricted securities, transferable under Rule 144 only.

/s/ Oscar Rodriguez

Abazias, Inc.
By: Oscar Rodriguez, President

To:	Williams Law Group, P.A.
Date:	September 29, 2005

In connection with your opinion concerning the issuance of shares to me under the consulting contract attached as Exhibit A under the S-8 registration statement attached as Exhibit B, I hereby represent and warrant the following:

•	The consultant will provide bona fide services to the registrant under the contract;

•	The fair market value of the services the consultant will render will be equal to the fair market value of the shares the consultant is receiving;

•
Services to be rendered by the consultant are not and will not in connection with the offer or sale of securities in a capital-raising transaction, and do not and will not directly or indirectly promote or maintain a market for the registrant's securities; and

•
The consultant will not transfer the shares through sale or otherwise, will sell the shares solely for his own account, and will not directly or indirectly remit any of the proceeds of such sale directly or indirectly to the Company.

I understand you will be relying upon these representations in rendering your opinion in the S-8 filing. I understand these representations will be filed in the registration statement as attachments to your opinion.

I understand if these representations are not true and correct, the shares are not S-8 eligible and will be restricted securities, transferable under Rule 144 only.

/s/ Ed McGusty

Ed McGusty
Consultant